Exhibit 99.1

NEWS RELEASE

Investor/Media Contact:

Stacy Roughan

NuVasive, Inc.

1-858-909-1812

sroughan@nuvasive.com

NUVASIVE REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

First Quarter 2015 Highlights:

•	Revenue increased 8.4% to $192.4 million, or 10.0% on a constant currency basis;

•	Non-GAAP operating profit margin of 12.6%; GAAP operating profit margin of 28.9%;

•	Adjusted EBITDA margin of 23.0%;

•	Non-GAAP net income of $15.1 million; GAAP net income of $31.6 million; and

•	Non-GAAP earnings per share of $0.30; GAAP earnings per share of $0.61

SAN DIEGO, CA – May 4, 2015 - NuVasive, Inc. (Nasdaq: NUVA) (“NuVasive” or the “Company”), a leading medical device company focused on transforming spine surgery with minimally disruptive, procedurally integrated solutions, announced today financial results for the quarter ended March 31, 2015.

“We are pleased to report strong results for the first quarter 2015, including double-digit revenue growth on a constant currency basis, as well as exceptional operating and EBITDA margin expansion. These outstanding results speak to the ongoing strength of our innovative edge in the marketplace and commitment to leveraging our scale as NuVasive evolves into a global spine player,” said Gregory T. Lucier, Chairman and Interim Chief Executive Officer of NuVasive. “Looking ahead, NuVasive’s strategy has not changed. We remain laser-focused on increasing our market share in a profitable way, driving innovation in our products and business, and making our culture and people a competitive advantage. Fueled by even greater efficiencies, accelerated globalization and the continued introduction of game-changing innovation, we are well-positioned to continue our positive momentum in 2015 and beyond.”

Lucier continued, “More recently, we are pleased to have reached an agreement in principle with the U.S. Department of Justice related to the Company’s ongoing investigation by the Office of Inspector General of the Department of Health and Human Services (“OIG”). This understanding with OIG, coupled with the March 2015 court order to reassess a proper damages award in the Company’s ongoing patent lawsuit with Medtronic, provides us with greater clarity related to these legal matters.”

A full reconciliation of non-GAAP to GAAP measures can be found in the tables of this news release.

First Quarter 2015 Results

NuVasive reported first quarter 2015 total revenue of $192.4 million, an 8.4% increase compared to $177.5 million for the first quarter 2014. On a constant currency basis, first quarter 2015 total revenue increased 10.0% compared to the same period last year.

GAAP gross profit for the first quarter 2015 was $146.7 million and gross margin was 76.3% compared to a gross profit of $134.2 million and a gross margin of 75.6% for the first quarter 2014. Total GAAP operating expenses for the first quarter 2015 were $91.2 million compared to $161.6 million in the first quarter 2014. The reduction in operating expenses for the first quarter 2015 was primarily driven by a $56.4 million gain related to the partial reversal of an accrual related to a Medtronic litigation liability.

The Company reported a GAAP net income of $31.6 million, or $0.61 per share, for the first quarter 2015 compared to a GAAP net loss of $(18.3) million, or $(0.40) per share, for the first quarter 2014.

On a non-GAAP basis, the Company reported net income of $15.1 million, or $0.30 per share, for the first quarter 2015 compared to net income of $8.9 million, or $0.18 per share, for the first quarter 2014. The non-GAAP earnings per share calculations for the first quarter 2015 exclude the following amounts pre-tax: (i) amortization of intangible assets of $3.0 million; (ii) leasehold related charges of $2.9 million; (iii) one-time and acquisition related items of $2.0 million; (iv) CEO related transition charges of $3.4 million; (v) a net gain from changes in litigation liabilities of $42.6 million; and (vi) non-cash interest expense on convertible notes of $3.8 million.

Cash, cash equivalents and short and long-term marketable securities were approximately $316.8 million at March 31, 2015.

Annual Guidance for 2015

The Company provided the following updated projections to its full year 2015 guidance:

•	Revenue of approximately $810.0 million, which includes an approximate $12.0 million of currency headwinds versus a prior expectation of an approximate $10.0 million currency impact for 2015, or approximately 6.0% growth compared to revenue of $762.4 million for 2014; on a constant currency basis revenue is expected to grow approximately 7.8%;

•	GAAP earnings per share of approximately $1.12 compared to GAAP loss per share of ($0.36) for 2014; versus a prior expectation of $0.67 for 2015;

•	Non-GAAP earnings per share of approximately $1.10, an increase of approximately 64.0% compared to non-GAAP earnings of $0.67 for 2014; unchanged from prior expectations for 2015;

•	Non-GAAP operating margin of approximately 14.4%, an increase of approximately 300 basis points compared to 11.4% for 2014; unchanged from prior expectations for 2015;

•	Adjusted EBITDA margin of approximately 24.6%, an increase of approximately 270 basis points compared to 21.9% for 2014; unchanged from prior expectations for 2015;

•	GAAP effective tax expense rate of approximately 46.0%; versus a prior expectation of 49.0% for 2015; and

•	Non-GAAP effective tax expense rate of approximately 46.0%; unchanged from prior expectations for 2015.

Supplementary Financial Information

For additional financial detail, please visit the Investor Relations section of the Company’s website at www.nuvasive.com to access Supplementary Financial Information.

Reconciliation of Full Year EPS Guidance
		2015 Guidance
	2014 Actuals	Prior [1]	Current [2]
GAAP earnings (loss) per share	$(0.36)	$0.67	$1.12
Impact of change from basic to diluted share count	0.02	-	-
Impact of treasury method on convertible notes [3]	-	0.02	0.03

Adjusted GAAP earnings (loss) per share, adjusted to diluted share count	$(0.34)	$0.69	$1.15
Amortization of intangible assets	0.16	0.14	0.14
Leasehold related charges	0.13	0.03	0.03
Litigation liability	0.36	-	(0.50)
Intangible asset impairment	0.13	-	-
CEO transition related costs	-	-	0.04
One-time and acquisition related items [4]	0.05	0.05	0.05
Non-cash interest expense on convertible notes	0.18	0.19	0.19

Non-GAAP earnings per share	$0.67	$1.10	$1.10

GAAP Weighted shares outstanding - basic	46,715	48,593	48,593

GAAP Weighted shares outstanding - diluted	46,715	52,607	52,607

Non-GAAP Weighted shares outstanding - diluted [3]	49,676	51,431	51,431

[1]    Effective tax expense rate of ~49% applied to GAAP earnings and ~40% applied to Non-GAAP adjustments

[2]    Effective tax expense rate of ~46% applied to GAAP earnings and ~40% applied to Non-GAAP adjustments

[3]    Excludes the impact of share dilution of the convertible bond for which the Company has a hedge in place but is considered anti-dilutive under US GAAP in weighted average shares outstanding

[4]    Acquisition related items include expenses associated with M&A related activity and as incurred

Reconciliation of Non-GAAP Operating Margin %
	2014 Actuals	2015 Guidance
(in thousands, except %)		Prior	Current
Non-GAAP Gross Margin % [A]	76.1%	77.6%	77.3%
GAAP Gross Margin [D]	76.1%	77.6%	77.3%

Non-GAAP Sales, Marketing & Administrative Expense [B]	59.9%	58.2%	57.9%
Leasehold related charges	1.4%	0.4%	0.4%
CEO transition related costs	-	-	0.4%
One-time and acquisition related items [1]	0.3%	0.5%	0.5%

GAAP Sales, Marketing & Administrative Expense [E]	61.6%	59.1%	59.2%

Non-GAAP Research & Development Expense [C]	4.8%	5.0%	5.0%
One-time and acquisition related items [1]	0.2%	-	-

GAAP Research & Development Expense [F]	5.0%	5.0%	5.0%

Litigation liability [G]	3.9%	-	-5.3%
Intangible asset impairment [H]	1.4%	-	-
Amortization of intangible assets [I]	1.8%	1.5%	1.5%

Non-GAAP Operating Margin % [A-B-C]	11.4%	14.4%	14.4%

GAAP Operating Margin % [D-E-F-G-H-I]	2.4%	12.0%	16.9%

[1] Acquisition related items include expenses associated with M&A related activity and as incurred

Reconciliation of EBITDA %
		2015 Guidance
(in thousands, except %)	2014 Actuals	Prior	Current
Net Income / (Loss)	-2.2%	4.4%	7.3%
Interest (income) / expense, net	3.5%	3.5%	3.5%
Provision for income taxes	0.8%	4.1%	6.0%
Depreciation and amortization [1]	8.1%	7.5%	7.5%

EBITDA	10.2%	19.5%	24.3%
Non-cash stock based compensation	4.4%	4.2%	4.2%
Leasehold related charges	1.4%	0.4%	0.4%
Litigation liability	3.9%	-	-5.3%
Intangible asset impairment	1.4%	-	-
CEO transition related costs [2]	-	-	0.4%
One-time and acquisition related items [3]	0.5%	0.5%	0.5%

Adjusted EBITDA	21.9%	24.6%	24.6%

[1]   Included in leasehold related charges are accelerated depreciation as a result of early leasehold terminations, which thereby were excluded from the depreciation line

[2]   Included in CEO related transition costs are $1.2m of stock based compensation charges, which thereby were excluded from the non-cash stock based compensation line

[3]   Acquisition related items include expenses associated with M&A related activity and as incurred

Reconciliation of Non-GAAP Information

Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating margin, which exclude amortization of intangible assets, leasehold related charges, one-time and acquisition related items, CEO related transition costs, net gain from changes in litigation liabilities and non-cash interest expense on convertible notes.

The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, a leasehold related charge, acquisition related items, an intangible asset impairment charge, and other significant one-time items. Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of First Quarter 2015 Results GAAP Earnings per Share to Non-GAAP Earnings per Share

(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	Earnings Per Share

GAAP net income		$31,560	$0.66
GAAP impact of change from basic to diluted share count			(0.05)

GAAP net income, adjusted to diluted share count			$0.61

Impact of treasury method on convertible notes [1]			0.01
Amortization of intangible assets	2,996	1,798	0.04
Leasehold related charges	2,881	1,729	0.03
Litigation liability	(42,575)	(25,545)	(0.50)
CEO transition related costs	3,360	2,016	0.04
One-time and acquisition related items [2]	2,019	1,211	0.02
Non-cash interest expense on convertible notes	3,842	2,305	0.05

Non-GAAP earnings		$15,074	$0.30

GAAP weighted shares outstanding - basic			47,989

GAAP weighted shares outstanding - diluted			51,716

Non-GAAP weighted shares outstanding - diluted [1]			50,825

[1]    Excludes the impact of share dilution of the convertible bond for which the Company has a hedge in place but is considered anti-dilutive under US GAAP in weighted average shares outstanding (891k shares)

[2]    Acquisition related items include expenses associated with M&A related activity and as incurred

Reconciliation of First Quarter 2015 Results
GAAP Net Income to Adjusted EBITDA

Three months ended
(in thousands, except per share data)	March 31, 2015
GAAP net income	$31,560
Interest (income) / expense, net	6,707
Provision for income taxes	17,885
Depreciation and amortization [1]	16,077

EBITDA	$72,229

Non-cash stock based compensation [2]	6,378
Leasehold related charges [1]	2,881
Litigation liability	(42,575)
CEO related transition costs [2]	3,360
One-time and acquisition related items [3]	2,019

Adjusted EBITDA	$44,292

As a percentage of revenue	23.0%

[1]	Included in leasehold related charges are accelerated depreciation as a result of early leasehold terminations, which thereby were excluded from the depreciation line

[2]	Included in CEO related transition costs are $1.2m of stock based compensation charges, which thereby were excluded from the non-cash stock based compensation line

[3]	Acquisition related items include expenses associated with M&A related activity and as incurred

Investor Conference Call

The Company will hold a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results of its first quarter 2015 financial performance. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company’s website at www.nuvasive.com.

After the live webcast, the call will remain available on NuVasive’s website through June 4, 2015. In addition, a telephone replay of the call will be available until May 18, 2015. The replay dial-in numbers are 1-877-870-5176 for domestic callers and 1-858-384-5517 for international callers. Please use pin number: 13605837.

About NuVasive

NuVasive is an innovative global medical device company that is changing spine surgery with minimally disruptive surgical products and procedurally-integrated solutions for the spine. The Company is the third largest player in the $9.0 billion global spine market. NuVasive offers a comprehensive spine portfolio of more than 90 unique products developed to improve spine surgery and patient outcomes. The Company’s principal procedural solution is its Maximum Access Surgery, or MAS®, platform for lateral spine fusion. MAS was designed to provide safe, reproducible, and clinically proven outcomes, and is a highly differentiated solution with fully integrated neuromonitoring, customizable exposure, and a broad offering of application-specific implants and fixation devices designed to address a variety of pathologies.

NuVasive cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. In addition, this news release contains selected financial results from the first quarter 2015, as well as financial projections for 2015. The numbers for first quarter 2015 are prior to the completion of review and audit procedures by the Company’s external auditors and are subject to adjustment. In addition, the Company’s projections for 2015 represent its initial estimates, and are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts; the risk of further adjustment to financial results or future financial expectations; unanticipated difficulty in selling products, generating revenue or producing expected profitability; and those other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NuVasive, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
	(Unaudited)	(Unaudited)
Revenue	$192,383	$177,496
Cost of goods sold (excl. below amortization of intangible assets)	45,664	43,294

Gross profit	146,719	134,202
Gross profit %	76.3%	75.6%

Operating expenses:
Sales, marketing and administrative	116,096	118,104
Research and development	9,264	9,455
Amortization of intangible assets	2,996	3,998
Litigation liability	(42,575)	30,000
Business transition costs	5,373	-

Total operating expenses	91,154	161,557
Operating margin	55,565	(27,355)
Operating margin %	28.9%	-15.4%

Interest and other expense, net:
Interest income	419	217
Interest expense	(7,126)	(6,865)
Other income (expense), net	424	375

Total interest and other expense, net	(6,283)	(6,273)

Income (loss) before income taxes	49,282	(33,628)
Income tax (expense) benefit	(17,885)	15,095

Consolidated net income (loss)	$31,397	$(18,533)

Add back net loss attributable to non-controlling interests	$(163)	$(257)

Net income (loss) attributable to NuVasive, Inc.	$31,560	$(18,276)

Net income (loss) per share attributable to NuVasive, Inc.:
Basic	$0.66	$(0.40)

Diluted	$0.61	$(0.40)

Weighted average shares outstanding:
Basic	47,989	45,798

Diluted	51,716	45,798

NuVasive, Inc.

Consolidated Balance Sheets

(in thousands, except par values and share amounts)

	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$88,494	$142,387
Short-term marketable securities	200,809	220,329
Accounts receivable, net of allowances of $6,119 and $5,844, respectively	111,547	118,959
Inventory, net	163,413	154,638
Deferred and prepaid taxes	59,608	59,233
Prepaid expenses and other current assets	8,992	10,325

Total current assets	632,863	705,871
Property and equipment, net	139,541	128,565
Long-term marketable securities	27,501	43,042
Intangible assets, net	92,640	96,555
Goodwill	154,273	154,443
Deferred tax assets, non-current	65,196	65,330
Restricted cash and investments	156,155	123,233
Other assets	27,439	26,420

Total assets	$1,295,608	$1,343,459

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$71,507	$133,324
Accrued payroll and related expenses	27,702	38,032
Litigation liability	14,000	30,000
Deferred and income tax liabilities	750	13,543

Total current liabilities	113,959	214,899
Senior Convertible Notes	364,588	360,746
Deferred and income tax liabilities, non-current	23,517	12,526
Non-Current Litigation liability	117,430	93,700
Other long-term liabilities	12,633	13,230
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none outstanding	—	—

Common stock, $0.001 par value; 120,000,000 shares authorized at March 31, 2015 and December 31, 2014; 49,674,361 and 47,691,744 issued and outstanding at March 31, 2015 and December 31, 2014, respectively	50	48
Additional paid-in capital	884,469	847,145
Accumulated other comprehensive loss	(11,722)	(9,670)
Accumulated deficit	(155,378)	(186,938)
Treasury stock at cost; 1,345,606 shares and 233,369 shares at March 31, 2015 and December 31, 2014, respectively	(62,085)	(10,537)

Total NuVasive, Inc. stockholders’ equity	655,334	640,048
Non-controlling interests	8,147	8,310

Total equity	663,481	648,358

Total liabilities and equity	$1,295,608	$1,343,459

NuVasive, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2015	2014
Operating activities:	(Unaudited)	(Unaudited)
Consolidated net income (loss)	$31,397	$(18,533)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	16,051	15,363
Amortization of non-cash interest	4,331	4,000
Stock-based compensation	7,611	7,764
Deferred income taxes	11,015	—
Reserves on current assets	633	1,366
Other non-cash adjustments	6,172	1,661
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	5,931	(1,194)
Inventory	(11,367)	(11,743)
Prepaid expenses and other current assets	444	(2,807)
Accounts payable and accrued liabilities	17,428	17,951
Income taxes	(13,731)	(16,751)
Accrued royalties	(47,459)	3,291
Litigation liability	7,730	30,000
Accrued payroll and related expenses	(10,163)	(7,068)

Net cash provided by operating activities	26,023	23,300
Investing activities:
Cash paid for acquisitions and investments	(1,357)	—
Purchase of intangible assets	(27,389)	—
Purchases of property and equipment	(30,694)	(13,390)
Purchases of marketable securities	(71,129)	(46,126)
Sales of marketable securities	105,794	36,257
Purchases of restricted investments	(32,616)	—

Net cash used in investing activities	(57,391)	(23,259)
Financing activities:
Incremental tax benefits related to stock-based compensation awards	8,092	—
Proceeds from the issuance of common stock	1,403	8,749
Payment of contingent consideration	(514)	(498)
Purchase of treasury stock	(30,944)	—
Other financing activities	(45)	(596)

Net cash (used in) provided by financing activities	(22,008)	7,655
Effect of exchange rate changes on cash	(517)	256

(Decrease) increase in cash and cash equivalents	(53,893)	7,952
Cash and cash equivalents at beginning of period	142,387	102,825

Cash and cash equivalents at end of period	$88,494	$110,777

Net cash provided by operating activities	$26,023	$23,300
Purchases of property and equipment	(30,694)	(13,390)

Free cash flow	$(4,671)	$9,910